Exhibit 99.17.3

HEADWATERS INCORPORATED

EXECUTIVE CHANGE IN CONTROL AGREEMENT

THIS EXECUTIVE CHANGE IN CONTROL AGREEMENT is entered into by and between Headwaters Incorporated, a Delaware corporation (the “Company”), and              (“Executive”) to be effective as of the 5th day of August, 2011.

WHEREAS, in the event that the Board of Directors of the Company determines that it would be in the best interests of the Company and its stockholders to consider a possible sale, merger or other change in control of the Company, the Company recognizes that the possibility of such transaction may have an adverse effect on its retention of key management personnel, and that the possibility of such transactions may make it difficult for such personnel to function effectively in the best interests of the Company and its stockholders in managing the businesses of the Company and in negotiating such transaction with another entity;

WHEREAS, the Board has determined that it is appropriate to offer additional security in the form of severance and other benefits to certain key management personnel in the event of their employment is terminated in connection with the change in control;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree follows:

1. Stock Award Rights and Severance Pay and Benefits.

(a) Acceleration of Vesting if Stock Awards not Assumed Upon a Change in Control. Immediately prior to the closing of a Change in Control (as defined below), all of Executive’s stock options, stock appreciation rights, stock units, restricted stock and other stock awards with respect to stock of the Company (“Stock Awards”) that are not continued, converted, assumed or substituted by a successor will become fully vested and, if applicable, exercisable.

(b) Vesting if Cash Incentives not Assumed Upon a Change in Control. Immediately prior to the closing of a Change in Control, Executive’s long term cash-settled incentive awards (whether structured as performance unit awards or otherwise, hereafter referred to as “Long Term Cash Awards”) that are not continued, converted, assumed or substituted by a successor will become vested and be payable as follows: (i) for Long Term Cash Awards for which the performance period has ended before the Change in Control, payment shall be at the level of achievement attained (but not previously paid) during the performance period; (ii) for Long Term Cash Awards for which the performance period has not ended before the Change in Control, payment shall be at the pro-rated level of performance achieved (but not previously paid) as of the end of the last fiscal quarter before the Change in Control regardless of whether the quarter end was a regular performance measurement or payment point under the original Long Term Cash Award. The Company shall pay Executive for any such Long Term Cash Awards in a cash lump sum on the sixtieth (60th) day following the closing of the Change in Control.

(c) Severance Pay and Benefits. In addition to all accrued, unpaid salary and benefits to which Executive is entitled, if Executive’s employment with the Company or its successor is terminated by reason of an Involuntary Termination without Cause (as defined below) or a Voluntary Termination For Good Reason (as defined below) within twelve (12) months following the closing of a Change in Control, and provided Executive executes and delivers within forty-five (45) days of termination (or such shorter period as the Company may require), and does not subsequently revoke within any required rescission period under any applicable law, a valid release in substantially the form attached as Exhibit A (“Release of Claims”), then the Company shall provide the following severance pay and benefits to Executive:

(1) Severance Pay. On the sixtieth (60th) day following termination of employment, the Company shall pay Executive a lump sum amount in cash equal to the product of:

(A) The sum of:

(i) Executive’s annual base salary at the rate in effect as of Executive’s termination of employment, and

(ii) Executive’s target annual bonus for the fiscal year in which Executive’s employment is terminated,

(B) multiplied by 2.

(2) Severance Benefits.

(A) Health Benefits. If Executive so elects and pays to continue health insurance under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then to the extent permitted by the Patient Protection and Affordable Care Act of 2010, Executive will be reimbursed on a monthly basis in an amount equal to the monthly amount the Company was paying as the company-portion of premium contributions for health coverage for Executive and Executive’s eligible dependents immediately before Executive’s termination of employment, until the earlier of: (i) the end of the twelve-month period following Executive’s termination of employment or (ii) the date Executive or Executive’s eligible dependent loses eligibility for COBRA continuation coverage. Any increase in the premium contribution and/or in the number of covered dependents by Executive during this time will be at Executive’s own expense. The period of such Company-reimbursed COBRA continuation coverage shall be considered part of Executive’s (and Executive’s eligible dependents’) COBRA coverage entitlement period. Executive will be solely responsible for timely electing such continuation coverage for Executive and Executive’s eligible dependents.

(B) Other Benefits and Perquisites. The Company shall continue and pay for all other executive and group welfare benefits (including but not limited life insurance coverage) received by Executive and Executive’s covered dependents at the time of the termination of employment at the same level that it paid for such benefits immediately prior to the termination of Executive’s employment, for a number of years equal to the number set forth in Section 1(b)(1)(B) above, to the extent permitted by the terms of the plans and arrangements for such benefits and applicable laws. At the end of the coverage period, Executive will have the option to have assigned to Executive at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating to Executive and to take advantage of any conversion privileges pertinent to the benefits available under Company policies.

(C) Stock Awards. Executive’s Stock Awards (including any continued, converted, assumed or substituted awards in respect of such Stock Awards) shall vest in full upon Executive’s termination of employment and, if applicable, become fully exercisable and continue to be exercisable for a period of twenty-four (24) months following the termination of the employment of Executive or until the Expiration Date stated in Executive’s grant notices for such Stock Awards, whichever period is shorter.

(D) Long Term Cash Awards. Executive’s Long Term Cash Awards (including any continued, converted, assumed or substituted awards in respect of such Long Term Cash Awards) shall vest upon Executive’s termination of employment and be payable as follows: (i) for Long Term Cash Awards for which the performance period has ended before the termination of employment, payment shall be at the level of achievement attained (but not previously paid) during the performance period; (ii) for Long Term Cash Awards for which the performance period has not ended before the termination of employment, payment shall be at the pro-rated level of performance achieved (but not previously paid) as of the end of the last fiscal quarter before the termination of employment regardless of whether the quarter end was a regular performance measurement or payment point under the original Long Term Cash Award. The Company shall pay Executive for any such Long Term Cash Awards in a cash lump sum on the sixtieth (60th) day following the closing of the termination of employment.

2. Definitions. The following terms in this Agreement shall have the meanings set forth below solely for purposes of this Agreement.

(a) “Involuntary Termination without Cause” shall mean the involuntary termination of Executive’s employment by the Company for reasons other than (1) the commission by Executive of a felony or a misdemeanor involving moral turpitude, (2) any intentional act of fraud, embezzlement or misappropriation of property of the Company by Executive which has a materially adverse impact on the business or affairs of the Company, (3) any intentional unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company (or any affiliated corporation or entity of the Company (“Affiliate”)), (4) any other intentional misconduct by Executive which has a materially adverse impact on the business or affairs of the Company (or any Affiliate), (5) the death of Executive, (6) the inability of Executive to perform Executive’s duties due to a disability (as defined and determined under the terms of the Company’s long-term disability plan), or (7) the failure or refusal by Executive to perform the duties of Executive’s position with the Company, provided that solely for the purpose of this item (7), Executive shall be given thirty (30) days written notice (and the opportunity to correct such conduct if such conduct can be corrected during that notice period) of the Company’s intention to terminate the employment of Executive and to deem the termination of Executive’s employment to be for the foregoing reason.

(b) “Voluntary Termination With Good Reason” shall mean Executive’s voluntary resignation within sixty (60) days following the occurrence of any of the following actions without Executive’s consent (“Good Reason”): (1) the material, involuntary reduction in Executive’s responsibilities, authorities or functions as an employee of the Company as in effect immediately prior to a Change in Control (but not merely a change in title or reporting relationships), except in connection with the termination of Executive’s employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other conduct listed under the definition of Cause; (2) a reduction in Executive’s base compensation by more than ten percent (10%) unless such reduction is part of a general reduction applicable to all of the executives of the Company, (3) a relocation of Executive’s regular place of employment by more than fifty (50) miles, (4) any material breach by the Company or its successor or assign of any employment agreement between the Company and Executive, or (5) any failure by the Company to obtain the assumption of any material agreement, including but not limited to this Agreement and the material provisions of any Stock Award, between Executive and the Company from any successor or assign of the Company following a Change in Control.

Notwithstanding the foregoing, Executive must provide the Company with thirty (30) days advance written notice of Company’s conduct giving rise to Good Reason prior to Executive’s resignation as a Voluntary Termination With Good Reason (the “Cure Period”) and during the Cure Period, the Company may attempt to rescind or correct the matter giving rise to Good Reason. If the Company does not rescind or correct the conduct giving rise to Good Reason by the expiration of the Cure Period, Executive may then resign Executive’s employment and claim that such resignation is a Voluntary Termination With Good Reason.

(c) “Change in Control” shall mean any of the following events:

(1) a sale, lease or other disposition of all or substantially all of the assets of the Company so long as the Company’s stockholders immediately prior to such transaction will, immediately after such transaction, fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the acquiring entity (for purposes of this section, any person who acquired securities of the Company prior to the occurrence of such asset transaction in contemplation of such transaction and who after such transaction possesses direct or indirect ownership of at least ten percent (10%) of the securities of the acquiring entity immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

(2) either a merger or consolidation in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled Subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and is not itself a controlled Subsidiary of any other entity) immediately following such transaction, or a reverse merger in which the Company is the surviving corporation and the stockholders of the Company immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the securities of the Company (or if the Company is a controlled Subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Company and is not itself a controlled Subsidiary of any other entity) immediately following the reverse merger (for purposes of this section, any person who acquired securities of the Company prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving corporation (or if the Company or the surviving corporation is a controlled Subsidiary, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

(3) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a subsidiary or other controlled Subsidiary of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or

(4) the individuals who, as of the date of this Agreement, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board. If the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, neither a public offering of the securities of the Company nor a reincorporation of the Company in another state shall be considered a “Change in Control.”

3. Parachute Excise Tax. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s benefits under this Agreement shall be either:

(a) delivered in full or

(b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 3 shall be made in writing by independent public accountants engaged by the Company (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 3. In the event that a reduction is required, the reduction shall be applied first to any benefits that are not subject to Section 409A of the Code, and then shall be applied to benefits (if any) that are subject to Section 409A of the Code, with the benefits payable latest in time subject to reduction first.

4. Code Section 409A Compliance.

(a) To the fullest extent applicable, amounts and other benefits payable under this Agreement, and amounts and benefits payable under any other agreements or plans referenced in this Agreement, are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Code in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Section 409A. In this regard, each payment under Section 1 of this Agreement shall be deemed a separate payment for purposes of Code Section 409A. To the extent that any such amount or benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such final Treasury regulations, this Agreement is intended to comply with the applicable requirements of Section 409A with respect to such amounts or benefits. This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent, and any ambiguity as to its terms or its compliance with Section 409A will be read in such a manner so that all payments hereunder comply with Section 409A of the Code.

(b) Notwithstanding anything in this Agreement or elsewhere to the contrary, if Executive is a “specified employee” as determined by the Compensation Committee on the date of “separation from service” (as such terms are defined for purposes of Code Section 409A), and the Company reasonably determines that any amount or other benefit payable under this Agreement on account of such separation from service constitutes nonqualified deferred compensation that will subject Executive to “additional tax” under Section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”) with respect to the payment of such amount or the provision of such benefit if paid or provided at the time specified in the Agreement, then the payment or provision thereof shall be postponed to the first business day of the seventh month following the date of termination or, if earlier, the date of Executive’s death (the “Delayed Payment Date”). Executive and the Company may agree to take other actions to avoid the imposition of a 409A Tax at such time and in such manner as permitted under Section 409A. In the event that this Section 4 requires a delay of any payment, such payment shall be accumulated and paid in a single lump sum on the Delayed Payment Date, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. In addition, the provisions of this Agreement which require the commencement of payments subject to Section 409A upon a termination of employment shall be interpreted to require that Executive have a “separation from service” with the Company as defined for purposes of Code Section 409A.

(c) To the extent the Company is required pursuant to this Agreement to reimburse fees or expenses incurred by the Executive, and such reimbursement is taxable as compensation to the Executive, the Company shall reimburse any such eligible fees or expenses no later than 2-1/2 months after the end of the calendar year in which the fees or expenses were incurred (or if later, 2-1/2 months after the end of the Company’s taxable year in which the fees or expenses were incurred), subject to any earlier required deadline for payment otherwise applicable under this Agreement. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

5. Employment and Post Termination Covenants. By accepting the terms of this Agreement and as a condition for the termination payments and benefits Executive hereby agrees to the following covenants in addition to any obligations Executive may have by law and makes the following representations.

(a) Confidentiality. Executive acknowledges that, in connection with Executive’s employment by the Company, Executive will have access to trade secrets of the Company and other information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company’s services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property and information disclosed to the Company of third parties to which the Company owes a duty of nondisclosure (collectively, the “Confidential Information”); provided, however, that Confidential Information does not include information which (i) is or becomes publicly known other than as a result of your actions in violation of this Agreement; (ii) is or becomes available to Executive from a source (other than the Company) that Executive reasonably believes is not prohibited from disclosing such information to Executive by a contractual or fiduciary obligation to the Company, (iii) has been made available by the Company, directly or indirectly, to a non-affiliated third party without obligation of confidentiality; or (iv) Executive is obligated to produce as a result of a court order or pursuant to governmental action or proceeding, provided that Executive gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting such Confidential Information from public disclosure. Executive covenants and agrees that, both during and after the term of Executive’s employment with the Company, Executive will keep secret all Confidential Information and will not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its employees or agents in the course of performing Executive’s duties hereunder) or use any Confidential Information for Executive’s own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

(b) Ownership of Intellectual Property. Executive agrees that all inventions, copyrightable material, software, formulas, trademarks, trade secrets and the like which are developed or conceived by Executive in the course of Executive’s employment by the Company or on the Company’s time or property (collectively, the “Intellectual Property”) shall be disclosed promptly to the Company and the Company shall own all right, title and interest in and to the Intellectual Property. The parties expressly agree that any and all of the Intellectual Property developed by the Employee shall be considered works made-for-hire for the Company pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire (as defined in the Copyright Act of 1976) and in any other event, Executive hereby sells and assigns all right, title and interest in and to all such Intellectual Property to the Company, and Executive covenant and agree to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company’s ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and shall execute such instruments of transfer, assignment, conveyance or confirmation as the Company reasonably considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company’s right, title and interest in and to the Intellectual Property throughout the world. Executive’s obligation under this Section 4(b) to assign to the Company inventions created or conceived by Executive shall not apply to an invention that Executive developed entirely on Executive’s own time without using the Company’s equipment, supplies, facilities, or trade secret information, provided that those inventions (i) do not or did not relate directly, at the time of conception or reduction to practice of the invention, to the Company’s business as conducted at such time or actual or demonstrably anticipated research or development of the Company; and (ii) do not or did not result from any work performed by Executive for the Company.

(c) Non-Solicitation. Executive agrees for a period of not less than two (2) years following termination of Executive’s employment or service (whichever is later) with the Company that Executive shall not solicit the services or employment of the employees of the Company and Executive shall not divert clients or customers of the Company to the disadvantage of the Company; provided that (i) general advertisements not specifically directed at employees of the Company shall not constitute solicitation for purposes of this clause (c), and (ii) this clause (c) shall not prohibit Executive from hiring employees of the Company who first approach Executive seeking employment.

(d) Non-Competition. Executive agrees not to compete directly or indirectly as a principal, partner, shareholder, equity holder, limited liability company member, agent, officer, other employee, advisor, consultant, member of a board of directors, or in any other capacity, with any current or future business of the Company during the period of Executive’s employment or service with the Company and during the period of two (2) years following the termination of Executive’s employment or service with the Company.

6. Alternate Dispute Resolution and Attorneys Fees and Costs.

(a) Arbitration. The parties agree that any future disputes between Executive and the Company (the “parties”) under or related to this Agreement including but not limited to disputes relating to the Release of Claims and claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in Employment Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress, or any other disputes shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, except as provided in Section 6(a)(7) below.

(1) The complainant shall provide the other party a written statement of the claim. Such statement shall identify any supporting witnesses or documents and the relief requested.

(2) The respondent shall furnish a statement of the relief, if any, that it is willing to provide, and identifying supporting witnesses or documents. If the matter is not resolved, the parties agree to submit their dispute to a non-binding mediation paid for by the Company, provided, however, that if the amount in dispute is $50,000 or less, this step may be waived at the election of either party.

(3) If the matter is not resolved, the parties agree that the dispute shall be resolved by binding arbitration according to the CPR commercial arbitration rules, including any provisions thereof pertaining to discovery.

(4) The arbitrator shall have the authority to determine whether the conduct complained of in Section 6(a)(1) violates the complainant’s rights under this Agreement and, if so, to grant any relief authorized by law; subject to the provisions of Section 6(a)(7) below. The arbitrator shall not have the authority to modify, change or refuse to enforce any lawful term of this Agreement and the Release of Claims.

(5) The Company shall bear the costs of the arbitration, provided, however, if the Company prevails in the arbitration, Executive shall pay any arbitration costs of the Company awarded by the Arbitrator to the same extent as if the matter had been heard in a court of general jurisdiction.

(6) The parties agree that no dispute shall be submitted to arbitration where the complainant has not complied with the preliminary steps provided for in Sections 6(a)(1) and (2) above.

(7) The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement and Release of Claims, so long as the arbitrator’s findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law; however, either party may bring an action in a court of competent jurisdiction, regarding or related to matters involving the Company’s confidential, proprietary or trade secret information, or regarding or related to inventions that Executive may claim to have developed prior to or after joining the Company, seeking preliminary injunctive relief in court to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration.

(8) The arbitration shall be held in the city of Salt Lake City, Utah, unless the parties mutually agree to a different location for the arbitration.

(9) In the event that the Company wishes to contest or dispute a Voluntary Termination for Good Reason by Executive, it must give written notice of such dispute within the ten (10) business day period after the date of Executive’s resignation. If Executive wishes to contest or dispute a termination for cause by the Company, or any failure to make payments claimed to be due hereunder, Executive must give written notice of such dispute within thirty (30) days of receiving a Notice of Termination (or, if the claim is with respect to Stock Award rights under Section 1(a) above, within thirty (30) days after Executive first learns that the Company or its successor does not recognize Executive’s rights under Section 1(a) following the closing of a Change in Control). In the event of a dispute as to whether Executive’s employment was terminated due to a Involuntary Termination Without Cause, the Company shall continue to pay Executive’s full base salary and continue all of Executive’s employee benefits in force until the final resolution of any such dispute by mutual agreement, arbitrator’s award or the final judgment, decree or order of a court of competent jurisdiction (including any appeals, if such are perfected). Executive may, at Executive’s or the Company’s option, be suspended from all duties during the pendency of such a contest or dispute. If Executive prevails in any such contest or dispute, the Company or its successor or assign shall thereupon be liable for the full amounts due under Section 1 as of the date of termination after adjustments for amounts already paid. If the Company or its successor or assign prevails in any such contest or dispute, Executive shall thereupon be liable to the Company or its successor or assign for all amounts previously paid to Executive during the pendency of the contest or dispute.

(b) Fees and Expenses and Interest Accruals. Subject to the provisions of Section 6(a)(5) above, the Company will pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by Executive in good faith contesting or disputing any termination after a Change in Control or in seeking to obtain or enforce any right or benefit provided by this Agreement.

7. Tax Withholding and Deductions. All payments under this Agreement shall be made subject to all applicable tax withholding and other deductions required by law.

8. No Additional Rights. This Agreement and the provisions herein shall not be construed to be a grant to or modification of any right of the Executive to continued employment with the Company or its successor. Such right, if any, shall be governed by any other employment agreements between Executive and the Company.

9. Notices. Notices to the parties under this Agreement shall be made to the following persons and addresses (or such other persons and addresses designated by the recipient party):

To Executive:

To Company:

Harlan Hatfield, General Counsel

10653 S. River Front Parkway, Suite 300

South Jordan, UT 84095

Delivery may be made by U.S. Mail or by facsimile transmission to the facsimile telephone numbers set forth above with the name of the recipient set forth in the facsimile transmission.

10. Successors and Assigns. This Agreement shall be binding on the successors and assigns of the Company (including but not limited to any successors or assigns of the Company following a Change in Control) for the benefit of Executive.

11. Complete Agreement and Modification of this Agreement. This Agreement represents the sole agreement of the parties regarding the subject matter of this Agreement and supersedes any prior or contemporaneous verbal or written agreements, promises or representations regarding the subject matter of this Agreement. In particular, this Agreement supersedes any other rights or obligations with respect to a “change of control” of the Company arising from any employment agreement or any other prior agreement between Executive and the Company (if any) and the parties agree that such prior change of control rights and obligations are terminated. This Agreement may not be modified except by a written instrument signed by both parties.

12. Choice of Law and Severability; Jurisdiction and Venue. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Utah irrespective of any conflicts of law analysis. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation. Subject to the mandatory arbitration provided in Section 6 above, jurisdiction and venue in any action to enforce any arbitration award or to enjoin any action that violates the terms of this Agreement shall be in the state and federal courts serving the locality of Salt Lake City, Utah.

In Witness Whereof, the parties hereto have executed this Agreement to be effective as of the date first above written.

Executive	Headwaters Incorporated

/s/ Kirk A. Benson

	By:	Kirk A. Benson

	Its:	CEO
10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095.

EXHIBIT A

GENERAL RELEASE LANGUAGE

Executive agrees, for himself, his spouse, heirs, executor or administrator, assigns, insurers, attorneys and other persons or entities acting or purporting to act on his behalf (the “Executive’s Parties”), to irrevocably and unconditionally release, acquit and forever discharge the Company, its affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by the Company and said plans’ fiduciaries, agents and trustees (the “Company’s Parties”), from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Executive’s Parties have, have had, or may in the future claim to have against the Company’s Parties by reason of, arising out of, related to, or resulting from Executive’s employment with the Company or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which the Executive has or has had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans With Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended. It is understood and agreed that the waiver of benefits and claims contained in this section does not include a waiver of the right to payment of any vested, non-forfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any employee benefit plan of the company which have accrued as of the separation date and does not include a waiver of the right to benefits and payment of consideration to which Executive may be entitled under this agreement. Executive acknowledges that he is only entitled to the severance benefits and compensation set forth in this agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence.

[Executive hereby acknowledges his understanding that under this Agreement he is releasing any known or unknown claims he may have. He therefore acknowledges that he has read and understands section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”]

Executive expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to his release of claims.

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